Exhibit 10.15
TWELFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS TWELFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Twelfth Amendment”) is made as of the 21st day of March, 2023 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022, as amended by that certain (i) First Amendment to Purchase and Sale and Escrow Instructions dated as of October 14, 2022, (ii) Second Amendment to Purchase and Sale Agreement and Escrow Instructions (“Second Amendment”) dated as of November 23, 2022, (iii) Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of December 9, 2022, (iv) email transmittal from Seller’s counsel to Buyer’s counsel dated as of December 28, 2022, 5:01 p.m. (California time), (v) Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of December 29, 2022, (vi) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 5, 2023, 12:13 p.m. (California time), (vii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 6, 2023, 11:56 a.m. (California time), (viii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 9, 2023, 11:21 a.m. (California time), (ix) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 10, 2023, 10:44 a.m. (California time), (x) email transmittal from Seller’s counsel to Buyer’s counsel dated as of January 11, 2023, 12:06 p.m. (California time), (xi) Fifth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of January 12, 2023, (xii) email transmittal from Seller’s counsel to Buyer’s counsel, dated as of January 25, 2023, 12:28 p.m. (California time), (xiii) Sixth Amendment to Purchase and Sale Agreement and Escrow Instructions (“Sixth Amendment”), dated as of January 26, 2023, (xiv) Seventh Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of February 10, 2023, (xv) Eighth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of February 17, 2023, (xvi) Ninth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of February 27, 2023, (xvii) Tenth Amendment to Purchase and Sale Agreement and Escrow Instructions, dated as of March 6, 2023, and (xviii) email transmittal from Seller’s counsel to Buyer’s counsel dated as of March 15, 2023, 11:23 a.m. (California time) and (xix) Eleventh Amendment to Purchase and Sale Agreement and Escrow Instructions (“Eleventh Amendment”), dated as of March 16, 2023 (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Eleventh Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:

1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.Closing Date. Subject to the terms and provisions of this Eleventh Amendment, the Closing Date shall be, and hereby is, extended from March 22, 2023, at 1:00 p.m. to March 29, 2023, at 1:00 p.m. (California time).
3.Additional Extension Fee. In consideration of Seller extending the Closing Date as provided in Paragraph 2 above, Buyer shall pay to Seller an extension fee by depositing in escrow with Escrow Holder, in cash or current funds, a sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Additional Extension Fee”) by no later than March 23, 2023. Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the Additional Extension Fee directly to Seller upon Escrow Holder’s receipt of such Additional Extension Fee. The Additional Extension Fee shall be deemed earned in full upon execution and delivery of this Eleventh Amendment, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Additional Extension Fee to the extent received by Seller under this Paragraph 3. Notwithstanding anything stated to the contrary herein or in the Purchase Agreement, the Additional Extension Fee, once made, shall not be refundable to Buyer under any circumstances unless Seller fails to sell and convey the Property to Buyer when Seller is obligated to do so under the terms and provisions of the Purchase Agreement. If Buyer fails to timely deposit the Additional Extension Fee as provided in this Paragraph 3, then Buyer shall be in default under the Purchase Agreement and Seller shall have the right to terminate the Purchase Agreement and exercise all other rights and remedies under the Purchase Agreement.
4.Credit Towards Purchase Price. Paragraph 3 of the Sixth Amendment shall be, and hereby is, deleted in its entirety and the following paragraph shall be substituted in its place:
3.    Credit Towards Purchase Price. Buyer acknowledges that the Purchase Price is $155,000,000; provided, however, Seller hereby agrees that, concurrently with the Close of Escrow, Buyer shall be entitled to a credit towards the Purchase Price in the amount of Thirteen Million Dollars ($13,000,000) (“Closing Credit Amount”). Notwithstanding the foregoing, in the event the Close of Escrow does not occur by March 29, 2023, at 1:00 p.m. (California time), then Buyer shall not be entitled to any credit under this Paragraph 3, and the provisions of this Paragraph 3 shall be null and void and of no further force or effect. In furtherance of the foregoing, the provisions of Paragraph 4 of the Fifth Amendment shall be, and hereby is, deleted and is no longer of any force or effect.
5.Acknowledgment and Release. Buyer hereby acknowledges and agrees that the Purchase Agreement is in full force and effect, and that as of the Effective Date, Seller is not in default thereunder, nor has Seller breached any of its covenants or agreements set forth in the Purchase Agreement. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 of the Purchase Agreement, Buyer, on behalf of itself and all of its Releasors, hereby expressly waives and releases Seller and the Seller Parties from any and all claims, actions, causes of action, liabilities, losses, damages, costs and/or expenses that Buyer and Releasors may now or hereafter have, whether known or unknown, resulting from or relating or, or which may arise from, any actions or inactions of the Seller on or prior to the Effective Date with respect the transaction contemplated under the Purchase Agreement (including without limitation, the conversion of any part of the Deposit to extension fees and Seller's right to receive and retain all extension fees as provided for in the Purchase Agreement).
BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BY INITIALING BELOW, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES. ’

/s/ JS
BUYER’s INITIALS

THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
6.Restraining Notice; Indemnity. Buyer hereby reaffirms the provisions of Paragraph 6 of the Eleventh Amendment, which provisions are hereby incorporated herein by reference as if the same were fully set forth herein.
7.Tenant Estoppel Certificates; SNDAs.
(a)In accordance with Section 4.4 of the Purchase Agreement, Seller acknowledges that Buyer has requested that Seller endeavor to obtain updated Tenant Estoppel Certificates, and Seller hereby agrees to endeavor to deliver updated Tenant Estoppel Certificates to tenants for signature by no later than March 24, 2023; provided, however, notwithstanding the foregoing, and as provided in Section 4.4 of the Purchase Agreement, under no circumstances shall Buyer's receipt of any executed updated Tenant Estoppel Certificates be a condition precedent to Buyer's obligations to consummate the transaction contemplated under the Purchase Agreement.

(b)Seller further acknowledges that Buyer has requested that Seller endeavor to obtain subordination, non-disturbance and attornment agreements from certain tenants (collectively, “SNDA’s”). Seller hereby agrees that, upon its receipt of the completed SNDA’s from Buyer and/or Buyer's lender (which SNDA’s shall contain a statement that the same :shall be of no force or effect until Buyer acquires title to the Property, as evidenced by the recording of a deed in the official records of Los Angeles County, California), Seller will endeavor to deliver such SNDA’s to the tenants referenced therein for signature; provided, however, notwithstanding the foregoing, under no circumstances shall Buyer’s receipt of any executed SNDAs be a condition precedent to Buyer’s obligations to consummate the transaction contemplated under the Purchase.
8.Effectiveness of Agreement. Except as modified by this Twelfth Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect. No previous amendment, modification and/or extension entered into with respect to the transaction contemplated under the Purchase Agreement shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future amendment, modification and/or extension, and neither party shall have any obligation to enter into any future amendment, modification and/or extension unless such obligation is expressly set forth in an instrument in writing duly executed by the party to be bound thereby.
9.Counterparts. This Twelfth Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
10.Telecopied/Emailed Signatures. A counterpart of this Twelfth Amendment that is signed by one party to this Eleventh Amendment and telecopied/emailed to the other party to this Twelfth Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Twelfth Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Twelfth Amendment.
11.Successors and Assigns. All of the terms and conditions of this Twelfth Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this Twelfth Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.

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“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    Authorized signer